Exhibit 4.88

DATED: May 25th, 2009

AMARIN CORPORATION, PLC ESTER NEUROSCIENCES LTD. MEDICA II MANAGEMENT L.P. (AS THE SELLERS’ REPRESENTATIVE)

AMENDMENT AND WAIVER AGREEMENT

Certain portions of this Exhibit have been omitted pursuant to a request for “Confidential Treatment” under Rule 24b-2 of the Securities and Exchange Commission.  Such portions have been redacted and bracketed in the request and appear as [*] in the text of this Exhibit.  The omitted confidential information has been filed with the Securities and Exchange Commission.

THIS AMENDMENT AND WAIVER AGREEMENT dated as of May 25th, 2009 (this “Agreement”)

AMONG:

(1)	AMARIN CORPORATION, PLC, a public limited company incorporated under the laws of England and Wales (the “Buyer”);

(2)           ESTER NEUROSCIENCES LTD., an Israeli company (the “Company”); and

(3)
MEDICA II MANAGEMENT L.P., a Cayman Islands limited partnership, in its capacity as the Sellers’ Representative appointed pursuant to Section 13 of that certain Stock Purchase Agreement dated December 5, 2007 between Buyer, the Security Holders (each a “Seller” and collectively the “Sellers”) of the Company, the Company, and the Sellers' Representative.

RECITALS:

A.
The Buyer, the Sellers, the Company and the Sellers' Representative entered into a Stock Purchase Agreement dated December 5, 2007, as subsequently amended by Amendment No. 1 (“Amendment No. 1”)  to Stock Purchase Agreement dated April 7, 2008 (together the “SPA”).

B.	The Buyer is continuing various activities to conclude its auditing and reporting of the Phase IIa Clinical Study.

C.
The Buyer announced in September 2008 that following a change in strategic direction, the Buyer would seek partnerships for its CNS pipeline, including Monarsen in MG.  At the date of this Agreement, the Buyer does not intend to conduct any new development work on Monarsen but intends to seek to enter into an agreement with a third party partner whereby such third party partner would conduct any such development work in the future.

D.
The parties hereto acknowledge that it is necessary to agree a number of amendments to, and waivers under, the SPA to reflect the circumstances described in Recitals C and E and to facilitate the Buyer’s intention to seek a future partnership for Monarsen in MG.

E.
The Buyer has agreed to make a settlement payment to the Sellers in the form of Buyer Ordinary Shares and to amend certain provisions of the SPA relating to the Escrow Fund in consideration of the Sellers’ Representative and each of the Sellers agreeing to the amendments and waivers referred to herein and to terminate and extinguish any obligations of the Buyer to pay the Milestone Ia Consideration to the Sellers pursuant to the SPA (all of the foregoing as set forth in detail under Section 2).

F.	The parties hereto have also agreed certain terms which supplement the SPA and which are also set forth in this Agreement.

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1	DEFINITIONS / REPRESENTATIONS AND WARRANTIES

1.1	Definitions:

All capitalized terms used in this Agreement, and not otherwise defined herein, shall have the meanings ascribed to them in the SPA.

“Accelerated Payment” has the meaning set forth in Section 3.4.3.

“Accelerated Payment Allocation Schedule” means the schedule to be prepared by the Sellers’ Representative and submitted to the Buyer prior to the payment of any Accelerated Payment setting forth the allocation of the Accelerated Payment to the Sellers.

“Actual Milestone II Consideration” has the meaning set forth in Section 3.4.2.

“Additional Milestone II Consideration” has the meaning set forth in Section 3.3.3.

“Effective Date” has the meaning set forth in Section 2.1.1.

“MG Field” means the treatment of MG in humans.

“MG Phase II Third Party Partner Consideration” means any Third Party Partner Consideration received by the Buyer in respect of the grant of any MG Sub-license up to the date preceding the completion of the MG Phase II Development Program.

“MG Sub-license” means a sub-license granted to any Person (other than an Affiliate of Buyer) to any Company Business Intellectual Property in the MG Field.

“Milestone Ib Shortfall Amount” has the meaning set forth in Section 3.3.3.

“Proposed Partnership Agreement” has the meaning set forth in Section 3.1.3.

“Reduced Milestone Ib Payment” has the meaning set forth in Section 3.3.3.

“Releasor” and “Releasee” have the meanings set forth in Section 4.

“Repayable Amount” has the meaning set forth in Section 3.4.2.

“Settlement Payment” has the meaning set forth in Section 2.1.

“Shortfall Advance Payment(s)” has the meaning set forth in Section 3.4.2.

“Shortfall Advance Payment Allocation Schedule” means the schedule to be prepared by the Sellers’ Representative and submitted to the Buyer prior to the payment of any Shortfall Advance Payment setting forth the allocation of the Shortfall Advance Payment to the Sellers.

“SPA Future Waiver” has the meaning set forth in Section 2.1.4.

“Termination Agreement” has the meaning set forth in Section 3.5.

“Terminated Section 12 Provisions” has the meaning set forth in Section 2.2.

“Third Party Partner” has the meaning set forth in Section 3.3.

“Third Party Partner Consideration” means all milestone and license payments in cash that the Buyer is paid by the Third Party Partner under the Proposed Partnership Agreement and any Non-MG Sub-license Fees and any other consideration that the Buyer is paid as aforesaid that is not in the form of cash, the value of which shall be determined pursuant to Section 3.4.4.

“[**]1 Month Trigger Date”, “[**] Month Trigger Date”, “[**] Month Trigger Date” and “Ultimate Transfer Date” have the meanings set forth in Section 3.5.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS [*] DENOTE SUCH OMISSIONS.

“United States Dollar” and “US$” and “$” means the lawful currency of the United States of America.

1.2	Representations and Warranties of Sellers’ Representative:

The Sellers’ Representative represents and warrants to the Buyer, as of the date hereof and as of the Effective Date, that:

1.2.1	the Sellers’ Representative continues to hold all the authorities and powers granted by the Sellers to the Sellers’ Representative under Section 13 of the SPA;

1.2.2
the Sellers’ Representative has full authority and power to enter into this Agreement on behalf of each Seller and has all necessary authority and power to bind each Seller to each of the provisions of this Agreement;

1.2.3
all necessary corporate, shareholder and other legal action has been taken by the Sellers’ Representative to authorize the execution, delivery and performance by it of this Agreement.  The Sellers’ Representative has duly executed and delivered this Agreement. This Agreement is the legal, valid and binding obligation of the Sellers’ Representative, enforceable against it in accordance with its respective terms, except as enforceability of such objections may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief;

1.2.4
the Sellers’ Representative will execute this Agreement in its capacity as the Sellers’ Representative and, based on its authority as such, as agent and attorney-in-fact of each Seller (so appointed under Section 13 of the SPA); and

1.2.5
the Sellers’ Representative acknowledges that the Buyer is entering into this Agreement with each of the Sellers in reliance on the provisions of Section 13 of the SPA (including, without limitation, Section 13(g) of the SPA) and the representations and warranties of the Sellers’ Representative set forth in this Section 1.2.

1.3	Representations and Warranties of Buyer:

Buyer represents and warrants to the Sellers' Representative and to each Seller, as of the date hereof and as of the Effective Date, that:

1.3.1
Organization and Good Standing:  The Buyer has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales and has all necessary corporate power and authority to perform all of its obligations under this Agreement.

1.3.2
Power and Authorization:  The Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. All necessary corporate, shareholder and other legal action has been taken by the Buyer to authorize the execution, delivery and performance by it of this Agreement.  The Buyer has duly executed and delivered this Agreement. This Agreement is the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its respective terms, except as enforceability of such objections may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief.

1.3.3
Buyer Ordinary Shares:  As of the Effective Date, subject to Section 2.1.1, upon issuance and delivery of the Buyer Ordinary Shares comprising the Settlement Payment: (a) such Buyer Ordinary Shares will have been duly authorized and validly issued and will be fully paid and non-assessable, will have been issued in compliance with all applicable English laws and the

ADSs representing Amarin Shares will have been issued in compliance with all applicable U.S. securities laws, and will not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right, (b) such delivery will convey to the Sellers good, valid and marketable title to such Buyer Ordinary Shares, free and clear of any Encumbrances (other than applicable securities laws), and subject to Section 9.6 of the SPA, the Buyer will have complied with all applicable rules in connection with the issuance of freely tradeable Buyer Ordinary Shares on Nasdaq.

1.4	Representations and Warranties of each Seller:

Each Seller represents and warrants to the Buyer, severally, as of the date hereof and as of the Effective Date that:

1.4.1
Organization and Good Standing:  Such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, and has (as applicable) all necessary corporate, partnership or limited liability company power and authority, as the case may be, to perform all of its obligations under this Agreement.

1.4.2
Power and Authorization:  Such Seller has all legal right, power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby.

1.4.3
Status of Shareholder:  Such Seller is not a “U.S. Person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not formed (if an entity) by a “U.S. Person” as defined by United States jurisdiction, and was not formed (if an entity) for the purpose of investing in securities not registered under the Securities Act.  Such Seller is not acquiring the Buyer Ordinary Shares for the benefit of a “U.S. Person” as defined by Rule 902 of Regulation S.  Such Seller is outside the United States.  Such Seller acknowledges, agrees and covenants that it will not engage in hedging transactions with regard to Buyer Ordinary Shares prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Securities Act, unless in compliance with the Securities Act.  Absent another exemption from registration, such Seller will not resell Buyer Ordinary Shares to “U.S. Persons” or within the United States, unless pursuant to registration of such Buyer Ordinary Shares under the Securities Act.

1.4.4
Reliance Upon Seller’s Representations:  Such Seller understands that the issuance and sale thereto of Buyer Ordinary Shares will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Regulation S promulgated under the Securities Act and that Buyer’s reliance on such exemption is based on each Seller’s representations set forth herein.

1.4.5
Receipt of Information:  Such Seller has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the issuance and sale of the Buyer Securities and the business, properties, prospects and financial condition of Buyer and to obtain any additional information requested, and has received and considered all information such Seller deems relevant to make an informed decision to purchase Buyer Securities.  Neither such inquiries nor any other investigation conducted by or on behalf of such Seller or its representatives or counsel shall modify, amend or affect such Seller’s right to rely the Buyer’s representations and warranties contained in this Agreement.

1.4.6
Restricted Securities:  Such Seller understands that the Buyer Ordinary Shares have not been registered under the Securities Act and such Seller will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Buyer Ordinary Shares during the 40 days following the Effective Date.  Such Seller agrees that Buyer may place stop transfer orders with Citibank N.A. (the “Transfer Agent”) (or any other transfer agent) with respect to the Buyer Ordinary Shares in order to implement the restrictions on transfer set forth in this Agreement.

1.4.7	Independent Investment: Such Seller acknowledges that it is aware of its obligations as a beneficial owner of Buyer Ordinary Shares pursuant to Section 12(d) of the Exchange Act.

1.5	No other Representations and Warranties:

Each of the parties hereto acknowledges that it has not made any representation or warranty to any other party hereto, express or implied, as to the matters set forth in this Agreement, or any matter related thereto, except as specifically and explicitly set forth in this Agreement.

2	SETTLEMENT PAYMENT / RELEASE OF ESCROW FUND

2.1
The Buyer has agreed with the Sellers’ Representative and the Sellers to make a settlement payment (the “Settlement Payment”) to the Tax Trustee for the Sellers in the form of 1,315,789 Buyer Ordinary Shares in consideration of the agreement of the Sellers’ Representative and of each Seller to the amendment, termination and waiver of certain provisions of the SPA (as set forth in this Agreement) and subject to the following additional terms:

2.1.1
as soon as practicable following the date hereof, taking into account the then relevant issues arising under U.S. securities laws, but not later than 60 days hereafter, the Buyer shall issue to the Tax Trustee  (the date of such issuance, the "Effective Date") 1,315,789 Buyer Ordinary Shares that are freely tradeable on Nasdaq (pursuant to an effective Buyer registration statement, Regulation S or other applicable exemption from registration under the Securities Act) in discharge of the obligation to pay the Settlement Payment under Section 2.1;

2.1.2
for the avoidance of doubt, and as a consequence of the amendment to the SPA set forth in Section 2.2, no amount of the Settlement Payment will be paid by the Buyer to the Escrow Agent for deposit to the Escrow Fund;

2.1.3
all and any obligations of the Buyer to pay to the Sellers the Milestone Ia Consideration pursuant to Section 2.1(d) and Section 9.2 of the SPA shall be extinguished in full and, with effect from the Effective Date and at all times thereafter, the Buyer shall have no liability of any nature to any Seller under Section 2.1(d) and/or Section 9.2 of the SPA or otherwise in respect of the Milestone Ia Consideration; and

2.1.4
subject to Section 3.4.1 and Section 3.5.5, the Sellers’ Representative on behalf of each Seller (pursuant to Section 14.5 of the SPA), and each Seller, hereby fully waives all of its rights of any nature whatsoever, on a perpetual basis, to require or enforce performance by the Buyer of the requirements of Section 2.1(h), Section 2.1(e) and/or Section 2.1(f) of the SPA (“SPA Future Waiver”) and the Buyer shall have no liability of any nature to the Sellers following the Effective Date for breach of, or absence of performance of, any of the provisions of Section 2.1(h), Section 2.1(e) and/or Section 2.1(f) of the SPA.

2.2
The Buyer and the Sellers’ Representative agree that on the  expiry of the Escrow Period as such term has been originally defined in the SPA, i.e., on June 6, 2009, the parties shall execute and deliver the Final Instruction to Escrow Agent, in the form of Exhibit 2.2 hereto, informing the Escrow Agent that the parties irrevocably instruct the Escrow Agent to pay to the Sellers on such date all of the Remaining Escrow Fund in the manner set forth in the Escrow Agreement.

Further, the parties agree that, on the Effective Date, the following provisions of Section 12 of the SPA, Sections 12.1(i), 12.2(i)(a), 12.2(ii), 12.3(a) (other than with respect to Section 5.2, with respect to which Section 12.3(a) shall continue to apply in accordance with the terms of the SPA), 12.3(c), 12.6(f), 12.6(g) and 12.11 (the “Terminated Section 12 Provisions”), shall terminate and have no further force or effect, such that:

2.2.1
any and all of Buyer's rights and remedies for any Damages incurred as set forth in the Terminated Section 12 Provisions ("Covered Liabilities") shall terminate, and neither Buyer nor any Buyer Indemnified Party shall have any other claims, rights or remedies against any of the Sellers after the Effective Date, whether under the SPA or under any applicable law or otherwise, for such Covered Liabilities.

2.2.2
any and all of Sellers’ rights and remedies for any Damages incurred as set forth in the Terminated Section 12 Provisions ("Covered Liabilities") shall terminate, and none of the Sellers nor any Seller Indemnified Party shall have any other claims, rights or remedies against the Buyer after the Effective Date, whether under the SPA or under any applicable law or otherwise, for such Covered Liabilities.

For the avoidance of doubt, all the provisions of Section 12 other than the Terminated Section 12 Provisions shall be unchanged by this Agreement and shall continue in full force and effect in accordance with their terms, it being understood that all the provisions of Section 12, other than the Terminated Section 12 Provisions, shall continue in full force and effect solely with respect to the Sellers' obligations under Section 12.1(ii) of the SPA (which are subject to the waiver and release in Section 4 hereof), the Sellers' obligations under Section 12.2(i)(b) of the SPA, and Buyer's obligations under Sections 12.3(a) (only with respect to Section 5.2), 12.3(b) (which are subject to the waiver and release in Section 4 hereof) and 12.3(d) of the SPA, and that all such provisions shall be read subject to the amendments to such Section 12 as stated in this Section 2.2.

3	FUTURE DEVELOPMENT OF MONARSEN / INTENTION TO PARTNER MONARSEN

3.1
It is acknowledged by the Sellers’ Representative and each Seller that the intentions of the Buyer as at the date hereof and the Effective Date as regards any future development and/or commercialization activities in respect of Monarsen are as follows:

3.1.1
the Buyer is currently completing certain activities to finalise the Buyer’s auditing and reporting of the Phase IIa Clinical Study and, save the completion of such activities and the activities described in Section 3.1.3 below, the Buyer does not intend to conduct any additional development and/or commercialization activities on Monarsen, (including, without limitation, any MG Phase II Development Program, US Phase III Clinical Study or Phase III Clinical Study);

3.1.2
as a result of the Buyer’s cessation of all development activities on Monarsen as described in Section 3.1.1 above, and save in the circumstances outlined in Section 3.5.5 below where the Buyer would re-commence development activities on Monarsen in MG, Milestone Ib and Milestone II will not be achieved by the Buyer in the future and the potential for future payment to the Sellers of such milestones will be as set forth in Section 3.3;

3.1.3
as more fully described in Section 3.3, the Buyer intends to seek to enter into an agreement (the “Proposed Partnership Agreement”) with a third party partner whereby such third party partner would conduct future development and/or commercialization activities on Monarsen in MG PROVIDED HOWEVER that the parties hereto agree that the provisions of this first paragraph of Section 3.1.3 and the provisions of Section 3.3 are only expressions of the Buyer’s intentions and no such provision comprises or contains any legally binding obligation on the Buyer.

The parties hereto further agree that the foregoing proviso is without prejudice to the provisions of Section 3.5, which, for the avoidance of doubt, constitute legally binding obligations of the parties hereto.

3.2
Upon agreement with the Sellers’ Representative, the Sellers’ Representative will make available to  the Buyer a certain portion of the business time of  Prof. Eli Hazum as may be reasonably required by the Buyer to enable the Buyer to conclude the Buyer’s auditing and reporting of the Phase IIa Clinical Study and to make any reports to, or respond to any queries of, or in relation to any inspections or investigations of, any regulatory authority in Europe, the USA or any other jurisdiction in relation to the Phase IIa Clinical Study.

3.3
The Buyer intends to seek to negotiate with any potential third party partner which is an experienced company in the business of developing drugs (“Third Party Partner”) to include the following terms in the Proposed Partnership Agreement:

3.3.1
the Third Party Partner would have direct obligations to the Sellers, including diligence obligations as regards future development activities relating to Monarsen in MG identical to the Diligence Obligation set forth in Section 2.1(h) of the SPA, and including reporting and audit obligations (provided, however, that if the Third Party Partner is not a publicly traded company, then its reporting and audit obligations shall be broadened as required to provide Sellers' Representative reasonable comfort in such circumstances);

3.3.2
the Third Party Partner would have an obligation to pay to the Sellers a milestone payment of [********]2 in cash within 14 days after the Milestone Ib Date (the "First Payment Date") and would assume the obligations to the Sellers as regards Milestone II set forth in Section 2.1(f) of the SPA (other than Section 2.1(f)(iv) of the SPA, which is hereby terminated);

3.3.3
if in the negotiation of the matters described in Section 3.3.2, the Third Party Partner is not agreeable to pay to the Sellers a milestone payment of [********] in cash on the First Payment Date, and is only agreeable to pay a cash milestone that is less than [********] (“Reduced Milestone Ib Payment”) resulting in a shortfall amount (the “Milestone Ib Shortfall Amount”), without prejudice to the provisions of Section 3.4.2, the Buyer intends to seek to negotiate with the Third Party Partner an addition to the Milestone II Consideration whereby the Third Party Partner would assume the obligations to the Sellers as regards Milestone II set forth in Section 2.1(f) of the SPA (other than Section 2.1(f)(iv) of the SPA, which is hereby terminated) and agree to pay an additional cash payment to the Sellers within 14 days after the Milestone II Date, in addition to the Milestone II Consideration, equal to the Milestone Ib Shortfall Amount (“Additional Milestone II Consideration”); and

3.3.4
the Third Party Partner would have direct obligations to the Buyer, separate and distinct from the Third Party Partner’s obligations described in Section 3.3.1 above, including diligence obligations and payment obligations.

3.4	If the Buyer executes a Proposed Partnership Agreement, the following additional provisions shall apply as between the Buyer and the Sellers:

3.4.1
without prejudice to Section 2.1.4, all and any obligations of the Buyer to pay to the Sellers the Milestone Ib Consideration pursuant to Section 2.1(e) and Section 9.2 of the SPA; and/or the Milestone II Consideration pursuant to Section 2.1(f) of the SPA; and the provisions of Section 2.1(h), shall be terminated and extinguished in full and, with effect from the effective date of the Proposed Partnership Agreement and at all times thereafter, the Buyer shall have no liability of any nature to any Seller under Section 2.1(e) and Section 9.2 of the SPA in respect of the Milestone Ib Consideration, or under Section 2.1(f) of the SPA in respect of the Milestone II Consideration, or under any of the provisions of Section 2.1(h);

3.4.2
in the event that, under the Proposed Partnership Agreement, the Third Party Partner does not agree to pay to the Sellers a milestone payment of [********] in cash on the First Payment Date, or to assume the obligations to the Sellers as regards Milestone II set forth in Section 2.1(f) of the SPA (other than Section 2.1(f)(iv) of the SPA, which is hereby terminated), then Buyer agrees to make advance payments (“Shortfall Advance Payment(s)”) to each Seller equal to its portion (as set forth on the Shortfall Advance Payment Allocation Schedule) in cash, of the following amounts:

(1)	the amount that reflects the difference between [********] and the aggregate amount actually paid to the Sellers by the Third Party Partner on the First Payment Date; and

(2)
the amount that reflects the difference between [********] (or [********], as may be applicable under Section 2.1(f)(ii) of the SPA) and the aggregate amount actually paid to the Sellers by the Third Party Partner on the Milestone II Date (or the other applicable payment date), as applicable, plus the Additional Milestone II Consideration (“Actual Milestone II Consideration”);

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS [*] DENOTE SUCH OMISSIONS.

such Shortfall Advance Payments(s) to be paid by Buyer only from any Third Party Partner Consideration the Buyer actually receives from the Third Party Partner less any Accelerated Payments made to the Sellers under Section 3.4.3, and less any Non-MG Consideration made to the Sellers under Section 2.1(g) of the SPA PROVIDED HOWEVER that the Sellers’ Representative shall irrevocably instruct the Third Party Partner to pay to Buyer the amount (“Repayable Amount”) of any such Shortfall Advance Payments (or part thereof), out of the payment agreed to be made by the Third Party Partner to the Sellers of the Milestone II Consideration and any Additional Milestone II Consideration, only if and to the extent that the Milestone II Consideration and any Additional Milestone II Consideration is actually due to the Sellers.  The Repayable Amount shall be calculated as follows:

Reduced Milestone Ib Payment  + (plus) Shortfall Advance Payment(s)  + (plus)  Accelerated Payments   + (plus)  Non-MG Consideration  + (plus)  Actual Milestone II Consideration

– (less)

[********]3

– (less)

Milestone II Consideration

= (equals)  Repayable Amount;

3.4.3
in addition, the Buyer shall pay to each Seller a payment (the “Accelerated Payment”) equal to its portion (as set forth on the Accelerated Payment Allocation Schedule) in cash, of [**] of any MG Phase II Third Party Partner Consideration actually received from the Third Party Partner within 10 Business Days after such MG Phase II Third Party Partner Consideration has been actually received by the Buyer or its Affiliates;

3.4.4
if the Buyer is paid milestone or license payments by the Third Party Partner under the Proposed Partnership Agreement that are not in the form of cash, save in the case of Non-MG Sub-license Fees (which are governed by Section 2.1(g) of the SPA), the parties hereto will negotiate in good faith to agree terms as to how to value such payments under this Agreement.

3.5
Subject to the provisions of Sections 3.5.1 to 3.5.5, if the Buyer has not executed the Proposed Partnership Agreement on the date which is [**] months following the date hereof (the “[**] Month Trigger Date”), within 30 days of the such date (the “Ultimate Transfer Date”), the Seller's Representative may, but is not bound to, request in writing that, in accordance with the termination agreement described in Sections 3.5.1 and 3.5.2, the Buyer shall transfer to the Sellers’ Representative (or such persons as directed by the Sellers’ Representative) all of its right, title and interest in the entire issued share capital of the Company:

3.5.1
prior to any transfer of the share capital of the Company by the Buyer to the Sellers’ Representative (or such persons as directed by the Sellers’ Representative), the parties hereto shall enter into a termination agreement (the “Termination Agreement”) , whereby the shares will be transferred by the Buyer to the Sellers’ Representative (or such persons as directed by the Sellers’ Representative), without consideration, subject to the representations and warranties of the Buyer set forth in Section 3.5.2 and otherwise on an “as is” basis; the SPA will be terminated in full and the parties hereto will agree mutual, full and perpetual waivers and releases under the SPA (pursuant to provisions in identical form to the waivers and releases set forth in Section 4); and, subject to Section 3.5.2, the Sellers’ Representative and each Seller will fully indemnify the Buyer in relation to any claims taken by any third party against the Buyer at any time following the Ultimate Transfer Date relating to any activities of the Company, past, present or future;

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS [*] DENOTE SUCH OMISSIONS.

3.5.2
in addition, the Buyer shall confirm to the Sellers’ Representative and the Sellers in the Termination Agreement (and provide any documentation reasonably required by the Sellers’ Representative to support such confirmations) that as of the Ultimate Transfer Date, (a) the shares of the Company being transferred to the Sellers’ Representative or to another person on its behalf are free and clear of any Encumbrances; (b) the Company owns the patents listed in Exhibit 3.5.2 and has no other assets; (c) such patents are owned free and clear of any Encumbrances and (d) the Company owes no monies to any third party; and the Buyer shall also confirm to the Sellers’ Representative whether any claims or proceedings are pending or threatened against the Company on the Ultimate Transfer Date or whether the Buyer has any other liability to any third party of which the Buyer is actually aware;

3.5.3
notwithstanding the aforesaid, prior to the [**]4 Month Trigger Date, the Buyer shall be entitled  to notify  the Sellers’ Representative (such written notice to be accompanied by  supporting evidence), of its desire to extend the [**] Month Trigger Date to the date which is [**] months thereafter (the “[**] Month Trigger Date”) which extension shall be approved by the Sellers’ Representative (such approval not to be unreasonably withheld or delayed) in circumstances where the Buyer can demonstrate to the Sellers' Representative’s satisfaction that it has made substantial progress towards the execution of the Proposed Partnership Agreement and that execution of such Proposed Partnership Agreement is reasonably likely within such [**]-month period; if such extension is approved,  the Ultimate Transfer Date shall be similarly extended;

3.5.4
notwithstanding the aforesaid, prior to the [**] Month Trigger Date, the Buyer shall be entitled, to notify the Sellers’ Representative in writing (such written notice to be accompanied by supporting evidence) of its desire to extend the [**] Month Trigger Date to the date which is [**] months thereafter (the “[**] Month Trigger Date”), which extension shall be approved by the Sellers’ Representative (such approval not to be unreasonably withheld or delayed) in circumstances where the Buyer can demonstrate to the Sellers' Representative’s satisfaction, that the execution of the Proposed Partnership Agreement is reasonably likely within such [**] -month period; if such extension is approved, the Ultimate Transfer Date shall be similarly extended;

3.5.5
if prior to the [**] Month Trigger Date the Buyer notifies the Seller in writing that it has determined that it will re-commence development activities on Monarsen in MG, then, subject to the Sellers’ Representative consenting in writing to the Buyer re-commencing development activities on Monarsen in MG (such consent not to be unreasonably withheld or delayed), such development activities will re-commence and all of the provisions of this Clause 3.5, save this Section 3.5.5, and the SPA Future Waiver shall forthwith terminate, no transfer of the share capital as described above will occur thereafter, and with effect from the date of the afore-mentioned consent of the Sellers’ Representative, the Buyer shall be fully bound by, and liable for any breach of, the provisions of Sections 2.1(h), Section 2.1(e) and Section 2.1(f) of the SPA, without any change.  For the avoidance of doubt, the re-commencement of development activities by the Buyer under this Section 3.5.5 shall not in itself trigger any payment by the Buyer to the Sellers.

3.6
From the date hereof until the earlier of (i) the execution of the Proposed Partnership Agreement, or (ii) the execution of the Termination Agreement, or (iii) the notice of Buyer to the Sellers' Representative as set forth in Section 3.5.5, the Buyer shall report in writing to the Sellers’ Representative, on a six monthly basis, providing an update of the progress of its activities in that period in relation to the negotiation and execution of a Proposed Partnership Agreement. Such reports shall be provided to the Sellers’ Representative not later than the 15th day following June 30, 2009 and the end of each six month period thereafter. Further, a full and complete copy of any Proposed Partnership Agreement, if executed, shall be delivered to the Sellers’ Representative, together with a summary of the financial terms of any agreement entered into by the Buyer and the Third Party Partner contemporaneously with, or within 3 months prior to or following the date of  the Proposed Partnership Agreement.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS [*] DENOTE SUCH OMISSIONS.

4	WAIVER OF ACCRUED RIGHTS / MUTUAL RELEASES UNDER SPA

4.1	With effect from the Effective Date, each party to the SPA and each of its Affiliates (each a “Releasor”) hereby:

4.1.1
waives any accrued rights that Releasor may have accrued against the other parties to the SPA and each of its Affiliates, officers, directors, representative, agents and employees and the assigns and successors in interest of any of the foregoing entities (“Releasees”), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the SPA or otherwise; and

4.1.2
fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the SPA or otherwise.

5           MISCELLANEOUS

The parties hereto agree that the following provisions of the SPA (Sections 9.3, 9.7, 14.3, 14.4, 14.5, 14.6, 14.7, 14.8, 14.9, 14.10, 14.1, 14.12, 14.13, 14.14) shall apply to this Agreement in the same manner as they apply in the SPA.

All costs, expenses and Taxes incurred in connection with this Agreement, the Proposed Partnership Agreement and any related agreement or otherwise in connection herewith or therewith shall be paid by the party incurring such cost, expense or Tax.

For the avoidance of doubt, all shares, monies and other consideration due to the Sellers hereunder shall be issued or paid by the Buyer, when due, to the Tax Trustee in accordance with Section 13(h) of the SPA.

6	NO OTHER AMENDMENTS

Save as amended by Amendment No. 1 and this Agreement, the SPA shall remain in full force and effect without any change.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

SIGNED

By:	/s/ Thomas Lynch
for and on behalf of
AMARIN CORPORATION, PLC

SIGNED

By:	/s/ Alan Cooke
for and on behalf of
ESTER NEUROSCIENCES LTD.

SIGNED

By:	/s/ Ehud Geller
for and on behalf of
MEDICA II MANAGEMENT L.P
(AS THE SELLERS’ REPRESENTATIVE)

Exhibit 2.2

Final Instruction to Escrow Agent

Amarin Corporation plc	Medica II Management L.P., as Sellers’ Representative

Date: June 6, 2009

Brightman Almagor Freidman Trustees
1 Azrieli Center, Tel Aviv 67021
Israel

Dear Sirs:

Reference is hereby made to that certain Escrow Agreement made as of December 18, 2007, by and among yourselves (the “Escrow Agent”), Amarin Corporation plc (the “Buyer”), and Medica II Management L.P. (the “Sellers’ Representative”) (the "Escrow Agreement"; all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Escrow Agreement).

This is to advise you that on the date hereof, the “Escrow Period” has been effectively terminated at the time this letter of instruction is issued to you, without any Indemnity Claims of Buyer or Buyer Indemnified Parties and, consequently, no Indemnity Claim Notice that has ever been given.

Accordingly, pursuant to Section 6.6 of the Escrow Agreement, the Buyer and the Sellers' Representative hereby irrevocably instruct you to pay to the Sellers all of the Remaining Escrow Fund in accordance with the Allocation Schedule that was provided to you by the Sellers' Representative prior to the date hereof, and hereby notify you of the termination of the Escrow Agreement and your release, after you properly affect the above payment to the Sellers, of any further duty, obligation or liability to the parties hereto.

The Sellers agree that pursuant to Section 7 of the Escrow Agreement, the Sellers shall pay all of the Escrow Agency’s fees and reasonable costs and expenses from the Remaining Escrow Fund and that the Buyer shall leave no liability whatsoever to you to pay any such fees and expenses.

We thank you for your service.

SIGNED

By:
for and on behalf of
AMARIN CORPORATION, PLC

SIGNED

By:
for and on behalf of
MEDICA II MANAGEMENT L.P
(AS THE SELLERS’ REPRESENTATIVE)

Exhibit 3.5.2

List of patents

Family: 1961	Title:	Genetically Engineered Human Cholinesterases

Inventors
Inventor ID	Inventor Name	Main
1390	Zakut Haim
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
1961-00	Priority	Abandoned	Israel	21/03/1989	89703	31/10/2001	Aug-01	02/03/2002	89703
1961-00	Priority	Abandoned	Israel	21/03/1989	89703	31/10/2001	Aug-01	02/03/2002	89703
1961-01		Abandoned	Canada	21/03/1990	2,012,720-1			20/09/1990
1961-02		Abandoned	US	20/03/1990	07/496,554
1961-03		Abandoned	Europe	20/03/1990	90105274			14/06/1995	388906
1961-04		Abandoned	France	20/03/1990	90105274			14/06/1995	388906
1961-05		Abandoned	Switzerland	20/03/1990	90105274			14/06/1995	388906
1961-06		Abandoned	Great Britain	20/03/1990	90105274.6			14/06/1995	388906
1961-07		Abandoned	Germany	20/03/1990	90105274.6			14/06/1995	69020019
1961-08	CIP	Granted	US	08/02/1993	08/111,314			21/01/1997	5,595,903

Family: 2042	Title:	Synthetic Antisense Deoxyoligonucleotide and Pharmaceutical Compositions Containing the Same

Inventors
Inventor ID	Inventor Name	Main
1513	Eckstein Fritz
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2042-00	Priority	Granted	Israel	15/04/1992	101600	29/02/2000	JOURNAL 11/99	30/05/2000	101600
2042-01	PCT	Exhausted	PCT	15/04/1993	PCT/EP93/00911	28/10/1993	WO 93/21202
2042-02	NP	Abandoned	Japan	15/04/1993	517984/93
2042-03	NP	Granted	Europe	15/04/1993	93911467.4			05/04/1997	EP 0636137 B1
2042-04	NP	Abandoned	Australia	15/04/1993	40399/93			14/12/1995	665087
2042-05	NP	Abandoned	US	12/01/1994	08/318,826			04/06/1999	5,891,725
2042-06	NP	Granted	Canada	15/04/1993	2,118,235			15/7/2008	2118235
2042-07	CIP	Granted	US	05/02/1998	08/850,347			29/08/2000	6,110,742
2042-08	NP	Granted	France	15/04/1993				03/12/1997	636137
2042-09	NP	Granted	Great Britain	15/04/1993	93911467.4	02/01/1995		03/12/1997	636137
2042-10	NP	Granted	Germany	15/10/1994	93 911467.4	02/01/1995		03/12/1997	693 08 833.8-08

Family: 2098	Title:	Transgenic Animal Assay System for Anticholinesterases Substances

Inventors
Inventor ID	Inventor Name	Main
1777	Shani Moshe
1390	Zakut Haim
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2098-00	Priority	Abandoned	US	28/02/1994	08/202,755
2098-01	CIP	Abandoned	US	09/01/1995	08/370,156			03/08/1999	5,932,780
2098-02	PCT	Exhausted	PCT	28/02/1995	PCT/US95/02806	31/08/1995	WO 95/23158
2098-03	NP	Abandoned	Europe	28/02/1995	95913580.7
2098-04	CIP	Granted	US	06/03/1997	08/814,095			15/02/2000	6,025,183

Family: 2151	Title:	A Method and Composition for Enabling Passage Through BBB

Inventors
Inventor ID	Inventor Name	Main
1882	Friedman Alon
1881	Kaufer Daniela
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2151-00	Priority	Expired	US	20/11/1996	60/031,194
2151-01	Priority2	Expired	US	12/12/1996	60/035,266
2151-02	PCT	Exhausted	PCT	20/11/1997	PCT/US97/21696	28/05/1998	WO 98/22132
2151-03	From Priority	Granted	US	20/11/1997	08/975,084			07/10/2001	6,258,780
2151-04	NP	Granted	Israel	20/11/1997	129990	24/01/2005	Pat Journal 11/2004	25/04/2005	129990
2151-05	NP	Abandoned	Australia	20/11/1997	53642/98	06/10/1998		04/12/2001	732043
2151-06	NP	Abandoned	Canada	20/11/1997	2,272,280
2151-07	NP	Abandoned	Europe	20/11/1997	97950711.8
2151-08	NP	Filed	Japan	20/11/1997	10-523989

Family: 2304	Title:	Synthetic Antisense Oligodeoxynucleotides and Pharmaceutical Compositions Containing them

Inventors
Inventor ID	Inventor Name	Main
1513	Eckstein Fritz
1882	Friedman Alon
1881	Kaufer Daniela
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2304-00	Priority	Expired	US	12/12/1996	60/035,266
2304-01	PCT	Exhausted	PCT	12/12/1997	PCT/US97/23598	18/06/1998	WO 98/26062
2304-02	CIP	Granted	US	12/12/1997	08/990,065			19/09/2000	6,121,046
2304-03	NP	Allowed	Israel	12/12/1997	130162
2304-04	NP	Granted	Australia	12/12/1997	53856/98			14/12/2000	727611
2304-05	NP	Examination	Canada	12/12/1997	2,274,985
2304-06	NP	Granted	Europe*	12/12/1997	97950993.2	15/09/1999	951536	24/1/2007	EP0951536
2304-07	NP	Filed	Japan	12/12/1997	10-527069
2304-08	CIP	Abandoned	US		09/572,630
(*) Validated in GB, FR, DE & CH

Family: 2325	Title:	Antisense and Non-Catalytic Properties

Inventors
Inventor ID	Inventor Name	Main
1118	Soreq Hermona	v

Licensee
				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2325-00	Priority	Expired	US	03/06/1997	60/040,203
2325-01	PCT	Exhausted	PCT	03/06/1998	PCT/US98/04503	09/11/1998	WO 98/39486
2325-02	NP	Abandoned	Australia	03/06/1998	64521/98				AB
2325-03	NP	Abandoned	Canada	03/06/1998	2,283,068
2325-04	NP	Granted	US	03/06/1998	09/380,532			11/05/2002	6,475,998
2325-05	NP	Abandoned	Europe		98910229.8				Abandoned

Family: 2356	Title:	Use of A Specific AChE Peptide (I4) As A Growth Factor

Inventors
Inventor ID	Inventor Name	Main
1969	Deutch Varda
1382	Eldor Amiram
1970	Grisaru Dan
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2356-00	Priority	Granted	Israel	31/05/1999	130224	19/02/2004	Pat Journal 12/2003	20/05/2004	130224
2356-01	From Priority	Abandoned	Israel	09/02/1999	131707
2356-02	PCT	Exhausted	PCT	31/05/2000	PCT/IL00/00311	12/07/2000	WO 00/73427
2356-03	CIP	Granted	US	30/11/2001	09/998,042	20/02/2003	US-2003-0036632-A1	27/06/2006	7,067,486
2356-04	CIP of CIP	Published	US	04/11/2006	11/401,670	22/03/2007	US-2007-0065882-A1

Family: 2463	Title:	Novel Uses of Antibodies Against Ache and Peptides thereof

Inventors
Inventor ID	Inventor Name	Main
1882	Friedman Alon
1881	Kaufer Daniela
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2463-00	Priority	Abandoned	Israel	31/05/1999	130225
2463-01	PCT	Exhausted	PCT	31/05/2000	PCT/IL00/00312	12/02/2000	WO 00/73343
2463-02	NP	Granted	US	31/05/2000	09/980,263			20/06/2006	7,063,948
2463-03	NP	Granted	Europe	31/05/2000	931517.7	20/03/2002	1187853	23/02/2005	1187853
2463-04	NP	Filed	Canada	31/05/2000	2,371,675
2463-05	NP	Allowed	Israel	31/05/2000	146850
2463-06	DIV	Published	US	02/10/2006	11/352,073	06/08/2006	US-2006-0121536-A1

Family: 2584	Title:	Antisense Oligonucleotide Against Human Ache and Uses thereof AS3 (EN101)

Inventors
Inventor ID	Inventor Name	Main
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2584-00	Priority	Filed	Israel	24/05/2001	143379
2584-01	PCT	Exhausted	PCT	24/05/2002	PCT/IL02/00411	01/09/2003	WO 03002739
2584-02	CIP of NP	Granted	US	27/03/2003	10/402,016	20/11/2003	US-2003-0216344-A1	07/11/2006	7,074,915
2584-03	NP	Examination	Europe	24/05/2002	2726406.8	25/02/2004	1390493
2584-04	NP	Filed	Canada	24/05/2002	2,458,806
2584-05	NP	Allowed	Australia	24/05/2002	20002256873			18/10/2007	20002256873
2584-06	NP	Filed	Japan	24/05/2002	2003-509100
2584-07	NP	Examination	India	24/05/2002	01497/KOLNP/2003
2584-08	NP	Examination	New Zealand	24/05/2002	529549
2584-09	DIV of CIP	Published	US	02/01/2006	11/346,145	08/10/2006	US-2006-0178333-A1

Family: 2806	Title:	Ache Antisense Deoxyoligonucleotide As Anti-Inflammatory Agent

Inventors
Inventor ID	Inventor Name	Main
3170	Yirmiya Raz
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2806-00	Priority	Filed	Israel	26/10/2003	158600
2806-01	PCT	Exhausted	PCT	26/10/2004	PCT/IL2004/000978
2806-02	CIP	Abandoned	US	26/10/2004	11/187,719
	CON	Filed	US	18/4/2007	11/788,321
2806-03	NP	Published	Europe	23/10/2004	4791840.4	26/07/2006	1682072
2806-04	NP	Examination	Canada	26/10/2004	2,543,305
2806-05	NP	Filed	Japan	26/10/2004	2006-537550

Family: 2816	Title:	ARP As an Inducer of Granulocytopoiesis, Uses and Methods thereof (Hematopoietic Stem Cells)

Inventors
Inventor ID	Inventor Name	Main
1969	Deutch Varda
1970	Grisaru Dan
2637	Perry Chava
2638	Pick Marjorie
1118	Soreq Hermona	v

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
2816-00	Priority	Filed	Israel	02/12/2004	160376					Tel-Aviv Sourasky Medical Center	50
2816-01	PCT	Exhausted	PCT	02/10/2005	PCT/IL2005/000185					Tel-Aviv Sourasky Medical Center	50
2816-02	NP	Filed	US	02/10/2005	10/589,116	27/9/2007	2007/0224181A1			Tel-Aviv Sourasky Medical Center	50

Family:	Title:	ANTISENSE OLIGONUCLEOTIDES AGAINST ACETYLCHOLINESTERASE FOR TREATING INFLAMMATORY DISEASES

Inventors
Inventor ID	Inventor Name	Main
Eli Hazum

				Application		Publication		Patent		Co-Applicant
Patent ID	Continuity	Status	Country	Date	Number	Date	Number	Date	Number	Name	%
	Priority	Filed	US	04/10/2006	60/790,546
	PCT	Exhausted	PCT	29/3/2007	PCT/IL2007/000413	18/10/2007	WO2007/116395
	NP	Filed	US	10/08/2008	12/296,455
	NP	Filed	Australia	29/3/2007	2007237059
	NP	Filed	New Zealand	29/3/2007	571861
	NP	Filed	Europe	29/3/2007	PCT/IL2007/000413
	NP	Filed	Canada	29/3/2007	PCT/IL2007/000413
	NP	Filed	Israel	29/3/2007	194431
	NP	Filed	Japan	29/3/2007	PCT/IL2007/000413